UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

399 Park Avenue, Suite 3200
New York, NY  10022
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 843-1601

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Renewal of Advisory Agreement

On October 15, 2010 the advisory agreement with our advisor was renewed pursuant to the resolution approved by our board of directors, including our independent directors.  As a result of the renewal, the advisory agreement is extended through October 14, 2011. The terms of the renewed advisory agreement are identical to those of the advisory agreement that was previously in effect.

Refinance of Senior Financing Related to the Creekside Property

The information in this Report set forth under Item 2.03 is incorporated herein by reference into this Item 1.01.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On October 14, 2010, we entered into a HUD mortgage loan agreement (the “Refinanced Senior Loan”) with Walker & Dunlop, LLC, as lender, to refinance the existing HUD mortgage loan assumed on March 31, 2010 by BR Creekside, LLC, our affiliate, related to the acquisition of The Reserve at Creekside Village (“the Creekside property”) located in Chattanooga, Tennessee.

The Refinanced Senior Loan, secured by the Creekside property, has an initial principal balance of $12.97 million and has a 40-year term, maturing on November 1, 2050. The effective interest rate on the loan is fixed at 4.6% per annum, with fixed interest-and principal payments of $59,154.66 due monthly based on a 40-year amortization schedule.

Prepayment of the Refinanced Senior Loan is prohibited before December 1, 2012.  On or after December 1, 2012 until November 30, 2020 a prepayment premium equal to a percentage of the principal balance would be due.  The prepayment premium is 8% on December 1, 2012 and reduces by 1% every December 1 until December 1, 2020 when the Refinanced Senior Loan can be prepaid without penalty.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

10.4
Advisory Agreement between Bluerock Enhanced Multifamily Trust, Inc. and Bluerock Enhanced Multifamily Advisor, LLC, incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135)

10.38*	Deed of Trust Note between BR Creekside, LLC and Walker & Dunlop, LLC
99.1	Press Release dated October 20, 2010 Creekside Refinance
* filed herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

DATE: October 20, 2010                                                    /s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

3